SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 22, 2011

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street,
Gulfport, Mississippi 39501
(Address of principal executive offices) (Zip code)

(228) 868-4000
(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On March 22, 2011, Hancock Holding Company issued a press release announcing the pricing of its underwritten public offering of 6,201,500 shares of Common Stock at a price of $32.25 per share.  The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release issued by Hancock Holding Company dated March 22, 2011, headed "Hancock Holding Company announces pricing of common stock offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 22, 2011

HANCOCK HOLDING COMPANY
(Registrant)

By:	/s/ Paul D. Guichet
Paul D. Guichet
Vice President
Investor Relations